EXHIBIT (e)(3)

FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This First Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of October 31, 2014, by and between RBB Fund, Inc. (the “Client”), a Maryland corporation, and Foreside Funds Distributors, LLC, a Delaware limited liability company (“Foreside”), is entered into as of November 7, 2014 (the “Effective Date”).

WHEREAS, the Client and Foreside desire to amend Exhibit A of the Agreement to reflect the removal of Perimeter Small Cap Growth Fund; and

WHEREAS, Section 16 of the Agreement requires all amendments to be in writing approved by the Client’s Board, and signed by the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

3.                                      All other terms, conditions, provisions and sections of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

RBB FUND, INC.		FORESIDE FUNDS DISTRIBUTORS LLC

By:		By:
	Salvatore Faia		Mark Fairbanks
	President		President

APPENDIX A

EXHIBIT A

Abbey Capital Futures Strategy Fund

Altair Smaller Companies Fund

Bogle Investment Management Small Cap Growth Fund

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market U.S. Equity Fund

Matson Money Fixed Income VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money U.S. Equity VI Portfolio

RBB Money Market Fund

Robeco Boston Partners Global Equity Fund

Robeco Boston Partners Global Long/Short Fund

Robeco Boston Partners Small Cap Value Fund II

Robeco Boston Partners Long/Short Equity Fund

Robeco Boston Partners Long/Short Research Fund

Robeco Boston Partners All-Cap Value Fund

Robeco WPG Small/Micro Cap Value Fund

S1 Fund

Schneider Small Cap Value Fund

Schneider Value Fund

Scotia Dynamic U.S. Growth Fund

Summit Global Investments U.S. Low Volatility Equity Fund